EXHIBIT 10.22

FORM OF

NORTHWEST AIRLINES CORPORATION
INDEMNIFICATION AGREEMENT

          THIS INDEMNIFICATION AGREEMENT, dated as of this 13th day of February, 2008 by and between NORTHWEST AIRLINES CORPORATION, a Delaware corporation (the “Company”) and                                (“Indemnitee”).

RECITALS

     A.     Indemnitee is a director or executive officer of the Company and in such capacity is performing valuable services for the Company.

     B.     The Company and Indemnitee recognize the difficulty in obtaining directors’ and officers’ liability insurance, the significant cost of such insurance and the periodic reduction in the coverage of such insurance.

     C.     The Company and Indemnitee further recognize the substantial increase in litigation subjecting directors and officers to expensive litigation risks at the same time such liability insurance is being severely limited.

     D.     The Company has adopted and its stockholders have approved the Amended and Restated Certificate of Incorporation of the Company providing for the indemnification of the Company’s directors and officers to the fullest extent permitted by the laws of the State of Delaware.

     E.     The Amended and Restated Certificate of Incorporation of the Company and the Delaware General Corporation Law specifically provide that they are not exclusive, and they expressly contemplate that contracts may be entered into between the Company and its directors and officers with respect to indemnification of such directors and officers.

     F.     The Board of Directors of the Company has determined that (1) it is in the best interests of the Company’s stockholders that the Company act to assure Indemnitee that there will be increased certainty of protection in the future, and that (2) it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify Indemnitee to the fullest extent permitted by applicable law, including Section 145 of the Delaware General Corporation Law, as in effect from time to time so that Indemnitee will continue to serve the Company free from undue concern that Indemnitee will not be so indemnified.

AGREEMENTS

1.     Definitions. For purposes of this Agreement:

     1.1  “Board” means the Board of Directors of the Company.

     1.2  “Certificate’ means the Amended and Restated Certificate of Incorporation of the Company, as it may be amended from time to time.

     1.3  “Change in Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act, or any successor provision); (2) the adoption of a plan relating to the liquidation or dissolution of the Company; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), becomes the beneficial owner (as the term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, or any successor provisions), directly or indirectly, of more than 50% of the voting stock of the Company that is entitled to vote in the election of the board of directors (measured by voting power rather than number of shares); or (4) the first day on which a majority of the members of the Board are not Continuing Directors.

     1.4  “Continuing Directors” means, as of any date of determination, any member of the Board who: (1) was a member of such Board on the date of this Agreement, or (2) was nominated for election or elected to such Board with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     1.5  “Damages” means any and all losses, claims, damages, liabilities or Expenses, including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, witness fees, amounts paid in settlement and other Expenses incurred in connection with a Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of such Damages).

     1.6  “DGCL” means the Delaware General Corporation Law.

     1.7  “Disinterested Directors” means those directors of the Company who are not and were not parties to the Proceeding in respect of which indemnification is sought by Indemnitee.

     1.8  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     1.9  “Expense Advance” means the advance by the Company of Expenses incurred by Indemnitee in any Proceeding, as such Expenses are incurred, and in advance of such Proceeding’s final disposition.

     1.10  “Expenses” include attorneys’ fees and all other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness in or participate in any Proceeding or establishing or enforcing a right to indemnification under this Agreement.

     1.11  “Independent Counsel” means an attorney, a law firm, or a member of a law firm who (or which) is experienced in legal matters relating to indemnification of directors and officers and at the time retained neither then is, nor in the prior five years has been, retained to represent: (i) the Company or Indemnitee in any other matter material to either such party; or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

     1.12  “Proceeding” means any event or occurrence and any completed, actual, pending or threatened action, suit, claim or proceeding (including any arbitration or alternative dispute resolution proceeding), whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) and whether formal or informal, in which Indemnitee is, was or becomes involved (including as a witness) by reason of the fact that Indemnitee is or was a director, or officer, of the Company or any of its subsidiaries or that Indemnitee is or was serving at the request of the Company as a director or officer, of another corporation or as a manager/member of a limited liability company or as a partner, trustee or agent of a partnership joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by Indemnitee in an official capacity as such director, officer/manager/member, partner, trustee or agent or in any other capacity while serving as a director, officer/manager/member, partner, trustee or agent; provided, however, that, except with respect to an action to enforce the provisions of this Agreement, prior to a Change of Control”, “Proceeding” shall not include any action, suit, claim or proceeding including any counter claim, cross claim or third-party claim instituted by or at the direction of Indemnitee, unless such action, suit, claim or proceeding is or was authorized by the Board.

     1.13 “SEC” means the Securities and Exchange Commission.

2.     Agreement to Serve. In consideration of the protection afforded by this Agreement, Indemnitee agrees to continue to serve in his or her capacity as a director or executive officer of the Company at the will of the Company (or under separate agreement, if such agreement exists) so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Company’s or any of its subsidiaries organizational documents or until such time as he or she tenders his or her resignation in writing. Nothing contained in this Agreement is intended to create in Indemnitee any right to continue employment.

3.     Indemnity Of Indemnitee.

     3.1  Scope. The Company hereby agrees to indemnify Indemnitee and to hold Indemnitee free and harmless from any and all Damages in connection with any Proceeding, to the fullest extent permitted by law, notwithstanding that the basis for such indemnification is not specifically enumerated in this Agreement, the Certificate, the DGCL, any other statute or otherwise. In the event of any change, after the date of this Agreement, in any applicable law, the DGCL or rule regarding the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such change, to the extent it would expand Indemnitee’s rights hereunder, shall be included within Indemnitee’s rights and the Company’s obligations hereunder, and, to the extent it would narrow Indemnitee’s rights or the Company’s obligations hereunder, shall be excluded from this Agreement; provided, however, that any change required by applicable laws, the

DGCL, any statute, rule or regulation which is fully and finally determined by a court of competent jurisdiction to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee’s rights or the Company’s obligations hereunder.

     3.2  Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Certificate, any agreement, any vote of stockholders or Disinterested Directors, the DGCL or otherwise, whether as to action in Indemnitee’s official capacity or otherwise.

     3.3  Procedure For Determination Of Entitlement To Indemnification.

          (a) Submission of Request For Indemnification. To obtain indemnification under this Agreement in connection with any Proceeding, and for the duration thereof, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of any such request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

          (b) Presumption of Right to Indemnification. It shall initially be presumed in all cases that Indemnitee is entitled to indemnification, that Indemnitee may establish a conclusive presumption of any fact necessary to such a determination by delivering to the Company a declaration made under penalty of perjury that such fact is true, unless the Company shall deliver to Indemnitee a written notice stating that the Company believes that a determination is required under applicable law pursuant to Section 3.3(c) as to whether Indemnitee is entitled to indemnification hereunder, and the Company is promptly and diligently proceeding with such determination. In such case, such notice will be given to Indemnitee within thirty (30) days after the Company’s receipt of Indemnitee’s initial written request for indemnification. If the Company does not give such notice within such thirty (30) day period, Indemnitee shall be conclusively presumed to be entitled to indemnification hereunder, and in such case the Company hereby agrees, to the fullest extent permitted by law, not to assert otherwise.

          (c) Determination of Right. If the DGCL or applicable case law requires that a determination of Indemnitee’s entitlement to indemnification be made as a condition to Indemnification under this Agreement, then upon written request by Indemnitee for indemnification, such determination shall be made:

               (i) if a Change in Control shall have occurred, by Independent Counsel, unless Indemnitee shall request that such determination be made by the Board or the stockholders, in which case such determination shall be made in the manner provided for in clause (ii) of this Section 3.3(c), provided, however, that if such determination shall have been made by Independent Counsel, a copy of such written opinion shall be delivered to Indemnitee; or

               (ii) if a Change of Control shall not have occurred, (A) by the Board by a majority vote of Disinterested Directors (even though less than a quorum) or (B) if such Disinterested Directors so direct, either (x) by a committee of Disinterested Directors, (y) by Independent

Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (z) by the stockholders of the Company, as determined by such quorum of Disinterested Directors, or a quorum of the Board, as the case may be.

In either case, such determination shall be made within sixty (60) days of Indemnitee’s request for indemnification. The cost of any solicitation of the stockholders by the Company to obtain a determination under this Section 3.3 shall be paid by the Company. The Company may, at its option and pursuant to the determination under this Section 3.3(c), defer a decision on whether Indemnitee is entitled to indemnification or the amount of indemnification to which Indemnitee is entitled, if it believes, in good faith, that additional progress in the Proceeding is necessary before such final determination is made, provided that the Company provides Indemnification to the extent of Expense Advances, subject to Section 4.2, during such time as it defers such determination.

          (d) Payment; Cooperation. If Indemnitee is entitled to Indemnification pursuant to Section 3.3(b) or pursuant to a determination under Section 3.3(c), payment to Indemnitee shall be made within thirty (30) days after entitlement or a determination of entitlement, as the case may be.  Payment of Expense Advances pending any final determination of entitlement shall be made in each case within thirty (30) days of request therefor.  Indemnitee shall cooperate with the person, persons or entity making any determination if such determination is required under Section 3.3 (c), including without limitation providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

          (e) Selection of Independent Counsel. If Independent Counsel is required pursuant to Section 3.3(c), such Independent Counsel shall be selected as follows: (i) if a Change of Control shall not have occurred, Independent Counsel shall be selected by the Board and approved by the Indemnitee (which approval shall not be unreasonably withheld); or (ii) if a Change of Control shall have occurred, Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event (i) shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of Independent Counsel so selected. The Company may, within seven (7) days after such written notice of selection shall have been given, deliver to the Indemnitee a written objection to such selection. Such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of Independent Counsel as defined herein and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within ten (10) days after submission by Indemnitee of a written request for indemnification, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware, or any other court of competent jurisdiction, for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent counsel and/or for appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel. The Company shall pay any and all reasonable fees and Expenses of Independent Counsel incurred by such Independent Counsel in connection with its actions pursuant to this Agreement, and the Company shall pay all reasonable fees and Expenses incident to the procedures of this Section, regardless of the manner in which such Independent Counsel was selected or appointed.

     3.4  Contribution/Partial Indemnification.

          (a) If the indemnification provided under Section 3.1 is unavailable by reason of a court decision, based on grounds other than any of those set forth in paragraphs (b) through (d) of Section 6.1, then, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Damages (including attorneys’ fees) actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other from the transaction from which such Proceeding arose and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events that resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Damages. The Company agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

          (b) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion, but not all, of the Damages, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

     3.5  Survival.  The indemnification and contribution provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to serve the Company or at the request of the Company, and shall continue so long as Indemnitee shall be subject to any possible Proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of the Company or serving in any other capacity at the request of the Company.

4.     Expense Advances.

     4.1  Generally.  The right to indemnification conferred by Section 3.1 shall include the right to Expense Advances. Unless and until a determination shall have been made under applicable law or pursuant to Section 3.3(c) that Indemnitee is not entitled to indemnification hereunder, then, subject to Section 4.2, the Company shall provide Expense Advances pending final resolution of the Proceeding which gave rise to the request for Indemnification. Payment of such Expense Advances shall be made within thirty (30) days of request therefor. To the extent permitted under applicable law and prior to the completion of any Proceeding, if a determination shall have been made that Indemnitee is not entitled to indemnification hereunder and notwithstanding such determination, Indemnitee commences an Enforcement Action to enforce his or her right to indemnification hereunder, the Company shall provide Expense Advances pending resolution of such Enforcement Action.

     4.2  Conditions To Expense Advances.  The Company’s obligation to provide Expense Advances is subject to the following conditions:

          (a)  Undertaking.  If the Proceeding arose in connection with Indemnitee’s service as a director or officer of the Company, then Indemnitee or Indemnitee’s representative shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee’s financial ability to make repayment, by or on behalf of Indemnitee, to repay all Expense Advances if it shall ultimately be determined by a final, unappealable decision rendered by a court having jurisdiction over the parties that Indemnitee is not entitled to be indemnified by the Company.

          (b)  Cooperation.  Indemnitee shall give the Company such information and cooperation in the defense of any Proceeding as the Company may reasonably request and as shall be within Indemnitee’s power.

5.     Procedures For Enforcement.

     5.1  Enforcement.  In the event that any claim for indemnity, whether an Expense Advance or otherwise, is made hereunder and is not paid in full within sixty (60) days after written notice of such claim is delivered to the Company, Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim (an “Enforcement Action”).

     5.2  Presumptions In Enforcement Action.  In any Enforcement Action, the following presumptions (and limitation on presumptions) shall apply:

          (a)  Inducement. The Company expressly affirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereunder to induce Indemnitee to become or to continue as a director or officer of the Company;

          (b)  No Presumption From Determination. Neither (i) the failure of the Company (including the Board, Independent Counsel or the Company’s stockholders) to have made a determination prior to the commencement of the Enforcement Action that indemnification of Indemnitee is proper in the circumstances; (ii) an actual determination by the Company, the Board, Independent Counsel or stockholders that Indemnitee is not entitled to indemnification; or (iii) a deferral by the Company of a decision on indemnification under Section 3.3(c) shall be a defense to the Enforcement Action or create a presumption that Indemnitee is not entitled to indemnification hereunder; and

          (c)  Controlled Subsidiaries.  If Indemnitee is or was serving as a director or officer of an entity of which a majority of the shares entitled to vote in the election of its directors is held by the Company, or in a management capacity in a partnership, limited liability company, joint venture, trust or other enterprise of which the Company or a wholly owned subsidiary of the

Company is a general partner or has a majority ownership, then Indemnitee shall conclusively be deemed to be serving in such capacity at the Company’s request.

     5.3  Attorneys’ Fees And Expenses For Enforcement Action. In the event Indemnitee is required to bring an Enforcement Action and if the Indemnitee is successful, in whole or in part in such Enforcement Action, the Company shall pay all of Indemnitee’s fees and Expenses in bringing and pursuing the Enforcement Action (including attorneys’ fees at any stage, including on appeal).

     5.4  Indemnitee Not Required to Pursue Other Remedies. Indemnitee shall not be required to exercise any rights against any other parties (such as under any insurance policy purchased by the Company, Indemnitee or any other person or entity) before Indemnitee enforces this Agreement. However, to the extent the Company actually indemnifies Indemnitee or advances Expenses, the Company shall be entitled to enforce any such rights which Indemnitee may have against third parties. Indemnitee shall assist the Company in enforcing those rights if the Company pays Indemnitee’s reasonable costs and Expenses of doing so.

6.     Limitations On Indemnity; Mutual Acknowledgment.

     6.1  Limitations On Indemnity.  No indemnity pursuant to this Agreement shall be provided by the Company:

          (a)  Short-Swing Profits. On account of any suit in which a final, unappealable judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Exchange Act;

          (b)  Paid By Insurance. For Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Company;

          (c)  Unlawful Payments. With respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

          (d)  Unlawful Conduct. On account of Indemnitee’s conduct which is finally adjudged to have been intentional misconduct, a knowing violation of law, a violation of Section 174 of the DGCL or a transaction from which Indemnitee derived an improper personal benefit; or

          (e)  Court Determination. If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     6.2  SEC Undertaking. Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the SEC to submit in certain circumstances the question of indemnification to a court for a determination of the Company’s right under public policy to indemnify Indemnitee and Indemnitee agrees that in such event, the Company shall not be required to make any payment hereunder unless and until such matter shall have been so determined.

7.     Notification And Defense Of Claim.

     7.1  Notification. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not, however, relieve the Company from any liability which it may have to Indemnitee under this Agreement unless and only to the extent that such omission can be shown to have materially prejudiced the Company’s position.

     7.2  Defense Of Claim. With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company may participate therein at its own expense or the Company, jointly with any other indemnifying party similarly notified, may assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other Expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense thereof unless (i) the employment of counsel by Indemnitee has been authorized by the Company in writing, (ii) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company (or any other person or persons included in the joint defense) and Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the Company’s expense. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have reasonably made the conclusion provided for in clause (ii) of this Section 7.2.

     7.3  Settlement By Indemnitee. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent.

     7.4  Settlement By Company. The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.

     7.5  Withholding Consent to Settlement. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement, provided that Indemnitee may withhold consent to any settlement that does not provide a complete release of Indemnitee.

8.     Directors’ and Officers’ Liability Insurance.

     8.1  Insurance Not Required. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of the coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by any entity who Indemnitee was serving at the request of the Company.

     8.2  Notice To Insurers. If, at the time the Company becomes aware of any claim which may give rise to an obligation to indemnify Indemnitee hereunder, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

9.     General.

     9.1  Notices. All notices, claims and other communications hereunder shall be in writing and made by hand delivery, registered or certified mail (postage prepaid, return receipt requested), facsimile or overnight air courier guaranteeing next-day delivery:

If to the Company, to:

Northwest Airlines Corporation
2700 Lone Oak Parkway
Dept. A1180
Eagan, MN 55121
Attn: General Counsel

If to Indemnitee, to

or to such other address as either party may from time to time furnish to the other party by a notice given in accordance with the provisions of this Section 9.1. Communications shall be deemed to have been duly given if (i) personally delivered, at the time delivered, (ii) mailed, five days after deposited in the mails, registered or certified mail, postage prepaid, (iii) sent by facsimile transmission, upon confirmation of receipt, and (iv) sent by any other means, upon receipt.

     9.2  Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or to fail to do any act in violation of applicable law. The

Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable, and if this Agreement or any portion hereof is held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     9.3  Choice of Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware applicable to agreements entered into and to be fully performed therein.

     9.4  Successors and Assigns. This Agreement shall be binding on Indemnitee and on the Company and its successors and assigns (including, without limitation, any direct or indirect successor by purchase or consolidation, any direct or indirect transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, personal representatives and assigns and to the benefit of the Company and its successors and assigns. The Company shall not effect any sale of substantially all of its assets, merger, consolidation or other reorganization in which it is not the surviving entity, unless the surviving entity agrees in writing to assume all such obligations of the Company under this Agreement.

     9.5  Amendments. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     9.6  Headings. The headings are included in this Agreement for convenience and shall not be held in interpreting the provisions of this Agreement.

     9.7  Presumption. For purposes of this Agreement, to the fullest extent permitted by law, the termination of any Proceeding (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard or conduct or have any particular belief or that a court had determined that indemnification is not permitted by applicable law.

     9.8  Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

     9.9  Gender. All pronouns contained herein and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

     9.10  Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

     9.11  Limitations Period. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitation is otherwise applicable to any such cause of action such shorter period shall govern.

     9.12  Assumption of Liability by the Company. If Indemnitee is deceased and is entitled to indemnification under any provision of this Agreement, the Company shall indemnify Indemnitee’s estate and his or her spouse, heirs, administrators and executors against, and the Company shall, and does hereby agree to assume, any and all Expenses, penalties and fines actually and reasonably incurred by or for Indemnitee or his or her estate, in connection with the investigation, defense, settlement or appeal of any such action, suit or proceeding. Further, when requested in writing by the spouse of Indemnitee, and/or the heirs, executors and administrators of Indemnitee’s estate, the Company shall provide appropriate evidence of the Company’s agreement set out herein, to indemnify Indemnitee against, and to itself assume, such costs, liabilities and Expenses.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

INDEMNITEE:	NORTHWEST AIRLINES
CORPORATION

By:
[Signature of Indemnitee]	Title: